UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued on May 20, 2015

Attached hereto is a press release issued by Perry Ellis on May 20, 2015 announcing, among other things, that the Perry Ellis Board of Directors (the “Perry Ellis Board”) has unanimously recommended that Oscar Feldenkreis, Bruce J. Klatsky and Michael W. Rayden stand for election as directors to the Perry Ellis Board at the 2015 Annual Meeting.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

[PRESS RELEASE ISSUED ON MAY 20, 2015

BY PERRY ELLIS INTERNATIONAL, INC.]

PERRY ELLIS INTERNATIONAL NAMES APPAREL INDUSTRY LEADERS

TO ITS SLATE OF HIGHLY QUALIFIED AND EXPERIENCED BOARD NOMINEES

Apparel Industry Heavyweights Bruce J. Klatsky and Michael W. Rayden Nominated to Board

Will Join CEO-designee Oscar Feldenkreis to Stand for Election to Board at 2015 Annual Meeting

Joe Arriola and Joseph P. Lacher to Retire from the Board

Klatsky and Rayden Would Be the Fourth and Fifth New Independent Directors

to Join the Perry Ellis Board Since the Beginning of 2014

MIAMI – May 20, 2015 – Perry Ellis International, Inc. (NASDAQ:PERY) (“Perry Ellis”), today announced its recommended slate of highly-qualified and experienced nominees to stand for election as directors at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). The Company’s director nominees in connection with the 2015 Annual Meeting will include the following apparel industry leaders:

•	Bruce J. Klatsky, former CEO and Chairman of Phillips-Van Heusen Corporation (PVH);

•	Michael W. Rayden, former President and Chief Executive Officer of Tween Brands, Inc. and director of Ascena Retail Group, Inc.; and

•	Oscar Feldenkreis, CEO-designee and currently President, Chief Operating Officer and Vice Chairman of Perry Ellis International.

If elected, Messrs. Klatsky and Rayden would be independent directors and would replace current directors Joe Arriola and Joseph P. Lacher both of whom, following years of dedicated service to Perry Ellis, have chosen to retire from the Perry Ellis Board following the 2015 Annual Meeting. Messrs. Klatsky and Rayden were identified to the Perry Ellis Board as potential director candidates with the assistance of a leading executive search firm that was retained by the Perry Ellis Board to conduct a comprehensive search process and identify highly qualified candidates to serve as independent members of the Board.

Messrs. Klatsky and Rayden bring to the Perry Ellis Board extensive experience in apparel, wholesaling, brand building, licensing and retailing, as well as experience serving on the boards of directors of companies in the apparel, retail and other industries. During his 13 years as Chief Executive Officer of PVH, Mr. Klatsky led the transformation of a 120 year-old shirt company into one of the largest apparel and footwear companies in the world. Among Mr. Klatsky’s many achievements at PVH was the acquisition of the Calvin Klein brand in one of the most transformative transactions in the apparel industry to date. Mr. Rayden, in addition to serving as the Chief Executive Officer of Tween Brands, a leading apparel specialty retailer with close to 1,000 retail stores throughout the United States, Canada and overseas, has served as the Chief Executive Officer of other nationally-known apparel retailers including Pacific Sunwear of California, Stride Rite and Eddie Bauer.

With the election of Messrs. Feldenkreis, Klatsky and Rayden, the Perry Ellis Board would be composed of seven highly-qualified and experienced directors, five of whom are independent. Upon their election, the Perry Ellis Board would boast a broad and diverse set of skills and experiences in the areas of apparel, sourcing, merchandising, wholesaling, licensing, retailing, e-commerce, branding, marketing, customer service, sales, logistics, operations, distribution, store planning and development, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, global operations, strategic planning and international knowledge.

In deciding to retire after the 2015 Annual Meeting, Messrs. Arriola and Lacher both indicated to the Board and its Nominating and Governance Committee an interest in being able to focus more of their time and attention on the South Florida civic, charitable and other non-profit organizations that each is deeply committed to. Mr. Arriola currently serves as Chairman of the Public Health Trust, the independent governing body for Jackson Memorial Hospital, Miami-Dade County’s most vital healthcare resource, and is overseeing the proposed $1 billion expansion of the hospital. Mr. Lacher currently serves as the Vice Chairman of the Board of Goodwill Industries South Florida, one of Miami-Dade County’s largest employers and the leading non-profit organization focused on creating training, employment and job placement opportunities for people with disabilities with the goal of transitioning individuals to independence and productivity.

“On behalf of the entire Board and management team, I am extremely grateful to Joe Arriola and Joe Lacher for their many years of dedicated service to our Board and their countless valuable contributions to Perry Ellis,” said George Feldenkreis, Chairman and Chief Executive Officer of Perry Ellis. “Joe and Joe have brought incredible wisdom, experience and intellect to our business. They have been instrumental in Perry Ellis’ substantial growth and success. Their advice, insight and judgment, as well as their sharp business acumen and ability to assess business opportunities and address challenges, have helped guide Perry Ellis and prepare our Company for the growth opportunities that lie ahead. Both Joe and Joe have been exemplary board members, and we will miss their guidance and experience.”

Today’s announcement reflects the Perry Ellis Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board. If Messrs. Klatsky and Rayden are elected to the Board at the 2015 Annual Meeting, all five of the independent directors would have joined the Perry Ellis Board since the beginning of 2014.

Mr. Feldenkreis added, “We are all very pleased that Bruce Klatsky and Mike Rayden have agreed to be nominated to stand for election to the Perry Ellis Board. Bruce and Mike are among the most experienced and accomplished individuals in apparel wholesaling, licensing and retailing and they each have proven records of success in helping businesses grow globally and create shareholder value. They would bring to Perry Ellis extensive experience serving in senior leadership positions and as board members at leading apparel wholesale, licensing and retail companies and both have strong track records of driving growth and shareholder value creation. We are confident that their many years of apparel industry and public company board experience will be extremely valuable to Perry Ellis as we continue to execute on our strategic initiatives to drive revenues and enhance profitability.”

Oscar Feldenkreis said, “It is an honor to stand for election alongside two apparel industry heavyweights such as Bruce Klatsky and Mike Rayden. As I look forward to leading Perry Ellis into its next phase of growth, profitability and shareholder value creation, I am confident that Bruce and Michael will bring valuable insights, perspectives, competencies and experiences to our Board. We are all committed to driving enhanced shareholder value for the benefit of all Perry Ellis shareholders.”

Mr. Klatsky said, “Having worked in the apparel industry for the last 45 years, I have had the unique opportunity to transform companies and watch Perry Ellis grow into one of the most recognized branded lifestyle apparel companies in the industry. I look forward to working closely with the Board and the executive management team to help the Company achieve its goals and drive shareholder value.”

Mr. Rayden added, “Perry Ellis is a company that I admire greatly. I am excited at the prospect of becoming part of this fantastic team and overseeing Perry Ellis’ continued execution of its strategic plan to enhance growth and profitability. This Company has a powerful portfolio of brands and I believe that it has attractive near- and long-term growth potential.”

About Oscar Feldenkreis

Oscar Feldenkreis has been involved in all aspects of Perry Ellis’ operations for over 35 years. In 1980, Mr. Feldenkreis joined what was then Supreme International as an account executive. He was elected President and Chief Operating Officer in February 1993 and elected Vice Chairman of the Board in March 2005. He has played a key role in expanding the scope of the business beyond private-label distribution as Perry Ellis successfully branched into branded men’s and women’s apparel. His extensive experience in the apparel business, including sourcing, marketing, branding, sales and manufacturing, has enabled Perry Ellis to become one of the leaders in the industry. He is an active Industry Advisory Board Member for the Jay H. Baker Retailing Center Wharton School of the University of Pennsylvania. He is involved in numerous local and national civic causes, and is currently on the Advisory Board of My Mela and President of the Friends of the Israel Defense Forces (FIDF) in South Florida. His philanthropic involvement extends to local and national civic causes, including the United Way, Temple Menorah, Young Presidents Organization (YPO/WPO) and many others. Most recently, Oscar was honored with the National Human Relations award given by the American Jewish Committee, the 2008 Entrepreneur of the Year Award from the University of Pennsylvania’s Wharton School of Business, the 2010 Achievement Award from Kids in Distressed Situations (K.I.D.S.) presented at the American Apparel and Footwear Association’s K.I.D.S. Gala where Oscar was an honoree and the 2012 Father of the Year Award from Save the Children.

About Bruce J. Klatsky

Bruce Klatsky retired as Chief Executive Officer of PVH Corporation in June 2005, and later as Chairman in May 2007, having served the Company for 36 years, 13 as CEO, and a further six as President. During his tenure as CEO of PVH, Mr. Klatsky oversaw the operations and strategic development of the company and led the transformation of a 120-year old domestic shirt manufacturer into one of the largest apparel and footwear companies in the world, growing its market capitalization from approximately $300 million to over $3.5 billion. During his tenure at PVH, he was instrumental in growing the business organically and through strategic acquisitions since he joined PVH in 1971 as a merchandising trainee. In 2002, Mr. Klatsky pursued and executed PVH’s acquisition of Calvin Klein. In addition, he led numerous other successful acquisitions at PVH, including acquiring such brands as IZOD, Gant, Bass, Arrow, and the worldwide rights to Van Heusen. Following his retirement as CEO of PVH, Mr. Klatsky co-founded a private equity company, LNK Partners, to identify and support strong management teams in building outstanding consumer and retail businesses. Mr. Klatsky serves on the Board of Directors of Gazal Corporation Ltd., a leading Australian branded clothing company, and is currently the Board’s lead independent director. Previously, Mr. Klatsky served on President Clinton’s White House Apparel Task Force and as an Advisor on U.S. trade policy to the Bush and Regan administrations.

About Michael W. Rayden

In January 2015, Michael Rayden retired as President and Chief Executive Officer of Tween Brands, Inc., currently a subsidiary of Ascena Retail Group, Inc. Mr. Rayden led Tween Brands as CEO since 1996, when it was known as Too, Inc. In 1999, he took the Company public, adopting the Tween Brands name in 2006. In 2008, Mr. Rayden consolidated the entire business under the Justice brand, and in 2009 the Company was acquired by Dress Barn, now Ascena Retail Group. From 1999 to 2009, Mr. Rayden also served as the Chairman of the Board of Directors of Tween Brands. Prior to joining Tween Brands, Mr. Rayden served as President, CEO and Chairman of Pacific Sunwear of California, Inc. from 1990-1996. Mr. Rayden has held chief executive positions at The Stride Rite Corporation and Eddie Bauer Inc. Mr. Rayden has served as a director at David’s Bridal, Inc., Dress Barn, Inc., Pacific Sunwear of California, Inc., Strottman International, Inc., The Stride Rite Corporation and Tween Brands, Inc.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

Contacts

Investor Contacts:

Dan Burch / Bob Marese

MacKenzie Partners Inc.

(212) 929-5500

Allison Malkin

Senior Managing Director

ICR

203-682-8225

Matt Sherman / Dan Katcher / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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